Exhibit 99.1

Media Contact	October 27, 2016
Casey Lassiter, 205-641-1118	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205-970-5860
crissy.carlisle@healthsouth.com
HealthSouth Reports Strong Revenue, Volume, and Earnings Growth
for Third Quarter 2016 and Updates Full-Year 2016 Guidance
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the third quarter ended September 30, 2016.
“The third quarter was another solid quarter for HealthSouth with both segments achieving strong volume, revenue, and earnings growth,” said Jay Grinney, President and Chief Executive Officer of HealthSouth. “In addition to these solid operating fundamentals, we continued to enhance the clinical collaboration between our hospitals and home health agencies in overlap markets, providing patients in these markets with enhanced, coordinated post-acute services. Since the third quarter of 2015, our clinical collaboration rate has increased by 820 basis points. We also continued to invest in future growth through the opening of three new hospitals, the acquisition of one home health agency in Arizona, and the acquisition of three hospice agencies that complement existing home health agencies in Arkansas and Texas.”
Consolidated Results

			Growth
	Q3 2016	Q3 2015	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$926.8	$778.6	$148.2	19.0%
Income from continuing operations attributable to HealthSouth per diluted share	0.64	0.52	0.12	23.1%
Adjusted earnings per share	0.65	0.54	0.11	20.4%
Cash flows provided by operating activities	177.6	163.3	14.3	8.8%
Adjusted EBITDA	198.4	165.4	33.0	20.0%
Adjusted free cash flow	139.8	132.0	7.8	5.9%
	Nine Months Ended September 30,
	2016	2015
Cash flows provided by operating activities	489.5	368.2	121.3	32.9%
Adjusted free cash flow	384.6	305.9	78.7	25.7%
Revenue growth primarily resulted from strong volumes in both of the Company's operating segments and included the effect of the Company's acquisitions of Reliant Hospital Partners, LLC and affiliated entities (“Reliant”) on October 1, 2015 and CareSouth Health System, Inc. (“CareSouth”) on November 2, 2015.
The increase in income from continuing operations attributable to HealthSouth per diluted share and adjusted earnings per share primarily resulted from increased Adjusted EBITDA. Both earnings per share amounts also included the impact of higher

1

Exhibit 99.1

depreciation and amortization related to acquisitions and capital investments, higher interest expense related to the financing of the Reliant and CareSouth acquisitions, and a lower share count resulting from share repurchases.
Growth in cash flows provided by operating activities for both the third quarter of 2016 and the first nine months of 2016 primarily resulted from revenue growth.
Revenue growth was the primary driver of the 20.0% increase in Adjusted EBITDA.
Growth in Adjusted EBITDA yielded increases in adjusted free cash flow for the third quarter and first nine months of 2016. Adjusted free cash flow for the third quarter of 2016 was impacted by increased working capital needs resulting primarily from the timing of payroll cycles. Adjusted free cash flow in the first nine months of 2016 included lower working capital primarily attributable to payroll-related liabilities. Both 2016 periods presented included increased cash interest expense related to the acquisitions of Reliant and CareSouth.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient Rehabilitation Segment Results

			Growth
	Q3 2016	Q3 2015	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$724.1	$625.1	$99.0	15.8%
Outpatient and other	27.6	26.5	1.1	4.2%
Total segment revenue	$751.7	$651.6	$100.1	15.4%

	(Actual Amounts)
Discharges	41,368	36,746	4,622	12.6%
Same-store discharge growth				1.9%
Net patient revenue per discharge	$17,504	$17,011	$493	2.9%

	(In Millions)
Adjusted EBITDA	$198.6	$166.2	$32.4	19.5%

•
Revenue - Revenue growth resulted primarily from same-store and new-store volume growth. Discharge growth from new stores resulted from the Company's acquisition of Reliant (October 2015); the Company's joint ventures in Hot Springs, Arkansas (February 2016), Bryan, Texas (August 2016), and Broken Arrow, Oklahoma (August 2016); and the opening of a wholly owned hospital in Franklin, Tennessee (December 2015).

Growth in net patient revenue per discharge benefited by approximately 60 basis points from an approximate $4 million indirect medical education (“IME”) adjustment associated with the former Reliant hospital in Woburn, Massachusetts. Medicare provides that hospitals with residents in an approved graduate medical education program receive an additional payment for a Medicare discharge to reflect higher patient care costs of teaching hospitals relative to non-teaching hospitals. The Company's revenues for the third quarter of 2016 were positively impacted by this retroactive adjustment for 2014 and 2015, as well as the year-to-date period through July 2016.
The increase in outpatient and other revenues primarily was due to the acquisition of Reliant.

•
Adjusted EBITDA - Inpatient rehabilitation segment Adjusted EBITDA increased by 19.5% driven primarily by revenue growth. All operating expenses as a percent of net operating revenues benefited in the third quarter of 2016 by the aforementioned IME adjustment. Salaries and benefits in the third quarter of 2016 included a year-over-year decline in group medical costs. Occupancy costs increased as a percent of net operating revenues due to the acquisition of Reliant. Bad debt expense as a percent of net operating revenues increased from 1.6% in the third quarter of 2015 to 1.8% in the third quarter of 2016 due to aging-based reserves resulting from continued administrative payment delays at the Company's largest Medicare Administrative Contractor.

2

Home Health and Hospice Segment Results

			Growth
	Q3 2016	Q3 2015	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$162.0	$118.3	$43.7	36.9%
Hospice and other	13.1	8.7	4.4	50.6%
Total segment revenue	$175.1	$127.0	$48.1	37.9%

	(Actual Amounts)
Admissions	27,239	18,076	9,163	50.7%
Same-store admissions growth				15.3%
Episodes	46,866	33,542	13,324	39.7%
Same-store episode growth				13.6%
Revenue per episode	$3,032	$3,123	$(91)	(2.9)%

	(In Millions)
Adjusted EBITDA	$25.8	$20.7	$5.1	24.6%

•
Revenue - Revenue growth resulted from strong same-store and new-store volume growth. Growth from new stores resulted from the acquisition of CareSouth and Encompass' other acquisitions throughout 2015.

Revenue per episode was impacted by the Medicare home health reimbursement rate cuts that became effective January 1, 2016 and lower revenue per episode at CareSouth due to patient mix.

•
Adjusted EBITDA - Growth in Adjusted EBITDA resulted primarily from revenue growth. Adjusted EBITDA for the segment was impacted by lower average revenue per episode, higher cost per visit driven by an increased percentage of therapy patients, merit and benefit costs increases, and expenses related to the integration of CareSouth.

Capital Structure Transactions
In September 2016, the Company redeemed the remaining outstanding principal balance of $76 million of its 7.75% Senior Notes due 2022 (the “2022 Notes”). Pursuant to the terms of the 2022 Notes, this optional redemption was made at a price of 102.583%, which resulted in a total cash outlay of approximately $78 million. As a result of this redemption, the Company recorded a $2.6 million loss on early extinguishment of debt in the third quarter of 2016.
“The strong operating performance of our business has driven year-to-date adjusted free cash flow growth in excess of 25%,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “In addition to funding the growth opportunities in both of our business segments, our free cash flow has been deployed to reduce funded debt by approximately $161 million, resulting in a quarter-end leverage ratio of 3.8x, which is ahead of our year-end target of 4.0x.”

3

2016 Guidance
Based on its results for the first nine months of 2016 and its current expectations for the remainder of the year, the Company is updating its full-year guidance ranges to reflect the upper half of its previously provided ranges.

Full-Year 2016 Guidance Ranges
	Previous Guidance	Revised Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$3,600 to $3,700	$3,650 to $3,700
Adjusted EBITDA	$775 to $795	$785 to $795
Adjusted earnings per share from continuing operations attributable to HealthSouth	$2.44 to $2.56	$2.50 to $2.56
For additional considerations regarding the Company's 2016 guidance ranges, see the supplemental information posted on the Company's website at http://investor.healthsouth.com. See also the Other Information section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Friday, October 28, 2016 to discuss its results for the third quarter of 2016. For reference during the call, the Company will post certain supplemental information at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 86365506. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “September 2016 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on October 27, 2016 (the “Q3 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http:// investor.healthsouth.com for reference during its October 28, 2016 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q3 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q3 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operations. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items

4

the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2016 would be included in the reconciliation for Adjusted EBITDA:

•	Provision for doubtful accounts - estimate of 1.8% to 2.0% of net operating revenues

•	Interest expense and amortization of debt discounts and fees - estimate of $170 million to $175 million

•	Amortization of debt-related items - approximately $10 million
The Q3 Earnings Form 8-K and, when filed, the September 2016 Form 10-Q can be found on the Company's website at
http://investor.healthsouth.com and the SEC's website at www.sec.gov.

5

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In Millions)
Net operating revenues	$926.8	$778.6	$2,757.3	$2,283.6
Less: Provision for doubtful accounts	(14.8)	(10.7)	(46.7)	(33.2)
Net operating revenues less provision for doubtful accounts	912.0	767.9	2,710.6	2,250.4
Operating expenses:
Salaries and benefits	497.4	417.1	1,469.6	1,204.0
Other operating expenses	126.3	106.7	367.0	314.1
Occupancy costs	17.6	12.5	53.5	37.1
Supplies	34.8	31.0	104.2	94.1
General and administrative expenses	30.3	30.6	96.6	97.3
Depreciation and amortization	43.5	33.7	128.8	98.3
Government, class action, and related settlements	—	—	—	8.0
Professional fees—accounting, tax, and legal	—	0.4	1.9	2.7
Total operating expenses	749.9	632.0	2,221.6	1,855.6
Loss on early extinguishment of debt	2.6	—	7.4	20.0
Interest expense and amortization of debt discounts and fees	42.5	35.6	130.5	98.3
Other income	(0.8)	(0.7)	(2.1)	(4.2)
Equity in net income of nonconsolidated affiliates	(2.5)	(2.4)	(7.3)	(6.3)
Income from continuing operations before income tax expense	120.3	103.4	360.5	287.0
Provision for income tax expense	42.1	35.9	124.2	98.4
Income from continuing operations	78.2	67.5	236.3	188.6
(Loss) income from discontinued operations, net of tax	(0.1)	0.3	(0.3)	(1.6)
Net income	78.1	67.8	236.0	187.0
Less: Net income attributable to noncontrolling interests	(16.4)	(17.1)	(53.7)	(50.9)
Net income attributable to HealthSouth	61.7	50.7	182.3	136.1
Less: Convertible perpetual preferred stock dividends	—	—	—	(1.6)
Net income attributable to HealthSouth common shareholders	$61.7	$50.7	$182.3	$134.5

(Continued)	6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	89.1	90.6	89.3	89.1
Diluted	99.4	101.5	99.5	101.4

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.69	$0.56	$2.03	$1.52
Discontinued operations	—	—	—	(0.02)
Net income	$0.69	$0.56	$2.03	$1.50
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.64	$0.52	$1.90	$1.43
Discontinued operations	—	—	—	(0.02)
Net income	$0.64	$0.52	$1.90	$1.41

Cash dividends per common share	$0.24	$0.23	$0.70	$0.65

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$61.8	$50.4	$182.6	$137.7
(Loss) income from discontinued operations, net of tax	(0.1)	0.3	(0.3)	(1.6)
Net income attributable to HealthSouth	$61.7	$50.7	$182.3	$136.1

7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2016	December 31, 2015
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$76.4	$61.6
Accounts receivable, net of allowance for doubtful accounts of $52.2 in 2016; $39.3 in 2015	419.2	410.5
Other current assets	170.4	126.6
Total current assets	666.0	598.7
Property and equipment, net	1,353.1	1,310.1
Goodwill	1,915.6	1,890.1
Intangible assets, net	410.1	419.4
Deferred income tax assets	72.6	190.8
Other long-term assets	213.9	197.0
Total assets	$4,631.3	$4,606.1
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$36.8	$36.8
Accounts payable	67.5	61.6
Accrued expenses and other current liabilities	371.7	328.0
Total current liabilities	476.0	426.4
Long-term debt, net of current portion	2,974.0	3,134.7
Other long-term liabilities	158.1	144.6
	3,608.1	3,705.7
Commitments and contingencies
Redeemable noncontrolling interests	109.4	121.1
Shareholders’ equity:
HealthSouth shareholders’ equity	726.3	611.4
Noncontrolling interests	187.5	167.9
Total shareholders’ equity	913.8	779.3
Total liabilities and shareholders’ equity	$4,631.3	$4,606.1

8

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
	(In Millions)
Cash flows from operating activities:
Net income	$236.0	$187.0
Loss from discontinued operations, net of tax	0.3	1.6
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	46.7	33.2
Provision for government, class action, and related settlements	—	8.0
Depreciation and amortization	128.8	98.3
Loss on early extinguishment of debt	7.4	20.0
Equity in net income of nonconsolidated affiliates	(7.3)	(6.3)
Distributions from nonconsolidated affiliates	5.9	4.5
Stock-based compensation	17.4	21.8
Deferred tax expense	110.6	88.0
Other	11.7	8.2
Change in assets and liabilities—
Accounts receivable	(75.7)	(83.7)
Other assets	(4.4)	(8.3)
Accounts payable	1.9	4.4
Accrued payroll	(1.2)	(16.6)
Accrued interest payable	6.0	13.9
Other liabilities	11.8	(3.0)
Premium received on bond issuance	—	9.8
Premium paid on redemption of bonds	(5.8)	(11.8)
Net cash used in operating activities of discontinued operations	(0.6)	(0.8)
Total adjustments	253.2	179.6
Net cash provided by operating activities	489.5	368.2

(Continued)	9

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(113.9)	(85.2)
Capitalized software costs	(17.5)	(20.7)
Acquisitions of businesses, net of cash acquired	(19.6)	(87.1)
Proceeds from sale of marketable securities	—	12.8
Purchase of restricted investments	(0.8)	(6.5)
Net change in restricted cash	(7.1)	3.2
Other	2.6	4.1
Net cash used in investing activities	(156.3)	(179.4)
Cash flows from financing activities:
Principal borrowing on term loan facilities	—	125.0
Proceeds from bond issuance	—	1,400.0
Principal payments on debt, including pre-payments	(195.2)	(546.3)
Borrowings on revolving credit facility	260.0	315.0
Payments on revolving credit facility	(240.0)	(615.0)
Debt amendment and issuance costs	—	(31.3)
Repurchases of common stock, including fees and expenses	(24.1)	—
Dividends paid on common stock	(62.4)	(56.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(49.5)	(39.7)
Other	(7.2)	(5.3)
Net cash (used in) provided by financing activities	(318.4)	546.1
Increase in cash and cash equivalents	14.8	734.9
Cash and cash equivalents at beginning of period	61.6	66.7
Cash and cash equivalents at end of period	$76.4	$801.6
Supplemental schedule of noncash financing activity:
Conversion of preferred stock to common stock	$—	$93.2

10

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD		YTD
	Q3 2016	Q3 2015	Q3 2016	Q3 2015
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$198.4	$165.4	$594.8	$491.0
Interest expense and amortization of debt discounts and fees	(42.5)	(35.6)	(130.5)	(98.3)
Depreciation and amortization	(43.5)	(33.7)	(128.8)	(98.3)
Stock-based compensation expense	(4.3)	(6.2)	(17.4)	(21.8)
Noncash loss on disposal or impairment of assets	(1.6)	(0.9)	(2.0)	(0.2)
	106.5	89.0	316.1	272.4
Certain items non-indicative of ongoing operations:
Government, class action, and related settlements	—	—	—	(8.0)
Professional fees—accounting, tax, and legal	—	(0.4)	(1.9)	(2.7)
Loss on early extinguishment of debt	(2.6)	—	(7.4)	(20.0)
Transaction costs	—	(2.3)	—	(5.6)
Pre-tax income	103.9	86.3	306.8	236.1
Income tax expense (1)	(42.1)	(35.9)	(124.2)	(98.4)
Income from continuing operations (2)	$61.8	$50.4	$182.6	$137.7

Basic shares	89.1	90.6	89.3	89.1
Diluted shares	99.4	101.5	99.5	101.4

Basic earnings per share (2)	$0.69	$0.56	$2.03	$1.52
Diluted earnings per share (2)	$0.64	$0.52	$1.90	$1.43

(1)
Current income tax expense for the three months ended September 30, 2016 and 2015 was $4.6 million and $3.5 million, respectively. Current income tax expense for the nine months ended September 30, 2016 and 2015 was $13.6 million and $10.4 million, respectively.

(2)	Income from continuing operations attributable to HealthSouth.

11

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q3		9 Months
	2016	2015	2016	2015

Earnings per share, as reported	$0.64	$0.52	$1.90	$1.43
Adjustments, net of tax:
Government, class action, and related settlements	—	—	—	0.05
Professional fees — accounting, tax, and legal	—	—	0.01	0.02
Mark-to-market adjustments for stock appreciation rights	(0.01)	0.01	(0.01)	0.01
Transaction costs	—	0.01	—	0.03
Loss on early extinguishment of debt	0.02	—	0.04	0.12
Sale of hospital	—	—	(0.01)	—
Adjusted earnings per share*	$0.65	$0.54	$1.95	$1.65
* Adjusted EPS may not sum due to rounding.

12

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2016
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$198.4	$—	$—	$198.4
Depreciation and amortization	(43.5)	—	—	(43.5)
Loss on early extinguishment of debt	(2.6)	—	2.6	—
Interest expense and amortization of debt discounts and fees	(42.5)	—	—	(42.5)
Stock-based compensation	(4.3)	(1.8)	—	(6.1)
Loss on disposal or impairment of assets	(1.6)	—	—	(1.6)
Income from continuing operations before income tax expense	103.9	(1.8)	2.6	104.7
Provision for income tax expense	(42.1)	0.7	(1.0)	(42.4)
Income from continuing operations attributable to HealthSouth	$61.8	$(1.1)	$1.6	$62.3
Add: Interest on convertible debt, net of tax	2.4			2.4
Numerator for diluted earnings per share	$64.2			$64.7

Diluted earnings per share from continuing operations**	$0.64	$(0.01)	$0.02	$0.65
Diluted shares used in calculation	99.4
* Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2015
		Adjustments
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Transaction Costs	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$165.4	$—	$—	$—	$165.4
Depreciation and amortization	(33.7)	—	—	—	(33.7)
Professional fees - accounting, tax, and legal	(0.4)	0.4	—	—	—
Interest expense and amortization of debt discounts and fees	(35.6)	—	—	—	(35.6)
Stock-based compensation	(6.2)	—	1.2	—	(5.0)
Loss on disposal or impairment of assets	(0.9)	—	—	—	(0.9)
Transaction costs	(2.3)	—	—	2.3	—
Income from continuing operations before income tax expense	86.3	0.4	1.2	2.3	90.2
Provision for income tax expense	(35.9)	(0.2)	(0.5)	(0.9)	(37.5)
Income from continuing operations attributable to HealthSouth	$50.4	$0.2	$0.7	$1.4	$52.7
Add: Interest on convertible debt, net of tax	2.4				2.4
Numerator for diluted earnings per share	$52.8				$55.1

Diluted earnings per share from continuing operations**	$0.52	$—	$0.01	$0.01	$0.54
Diluted shares used in calculation	101.5

* Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2016
		Adjustments
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$594.8	$—	$—	$—	$—	$594.8
Depreciation and amortization	(128.8)	—	—	—	—	(128.8)
Professional fees - accounting, tax, and legal	(1.9)	1.9	—	—	—	—
Loss on early extinguishment of debt	(7.4)	—	—	7.4	—	—
Interest expense and amortization of debt discounts and fees	(130.5)	—	—	—	—	(130.5)
Stock-based compensation	(17.4)	—	(1.4)	—	—	(18.8)
Loss on disposal or impairment of assets	(2.0)	—	—	—	(0.9)	(2.9)
Income from continuing operations before income tax expense	306.8	1.9	(1.4)	7.4	(0.9)	313.8
Provision for income tax expense	(124.2)	(0.8)	0.5	(3.0)	0.4	(127.1)
Income from continuing operations attributable to HealthSouth	$182.6	$1.1	$(0.9)	$4.4	$(0.5)	$186.7
Add: Interest on convertible debt, net of tax	7.2					7.2
Numerator for diluted earnings per share	$189.8					$193.9

Diluted earnings per share from continuing operations**	$1.90	$0.01	$(0.01)	$0.04	$(0.01)	$1.95
Diluted shares used in calculation	99.5
* Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2015
		Adjustments
	As Reported	Gov't, Class Action, and Related Settlements	Prof. Fees - Acct., Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$491.0	$—	$—	$—	$—	$—	$491.0
Depreciation and amortization	(98.3)	—	—	—	—	—	(98.3)
Government, class action, and related settlements	(8.0)	8.0	—	—	—	—	—
Professional fees - accounting, tax, and legal	(2.7)	—	2.7	—	—	—	—
Loss on early extinguishment of debt	(20.0)	—	—	—	—	20.0	—
Interest expense and amortization of debt discounts and fees	(98.3)	—	—	—	—	—	(98.3)
Stock-based compensation	(21.8)	—	—	1.2	—	—	(20.6)
Loss on disposal or impairment of assets	(0.2)	—	—	—	—	—	(0.2)
Transaction costs	(5.6)	—	—	—	5.6	—	—
Income from continuing operations before income tax expense	236.1	8.0	2.7	1.2	5.6	20.0	273.6
Provision for income tax expense	(98.4)	(3.2)	(1.1)	(0.5)	(2.2)	(8.0)	(113.4)
Income from continuing operations attributable to HealthSouth	$137.7	$4.8	$1.6	$0.7	$3.4	$12.0	$160.2
Add: Interest on convertible debt, net of tax	7.0						7.0
Numerator for diluted earnings per share	$144.7						$167.2

Diluted earnings per share from continuing operations**	$1.43	$0.05	$0.02	$0.01	$0.03	$0.12	$1.65
Diluted shares used in calculation	101.4

* Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In Millions)
Net income	$78.1	$67.8	$236.0	$187.0
Loss (income) from discontinued operations, net of tax, attributable to HealthSouth	0.1	(0.3)	0.3	1.6
Provision for income tax expense	42.1	35.9	124.2	98.4
Interest expense and amortization of debt discounts and fees	42.5	35.6	130.5	98.3
Professional fees—accounting, tax, and legal	—	0.4	1.9	2.7
Government, class action, and related settlements	—	—	—	8.0
Loss on early extinguishment of debt	2.6	—	7.4	20.0
Net noncash loss on disposal or impairment of assets	1.6	0.9	2.0	0.2
Depreciation and amortization	43.5	33.7	128.8	98.3
Stock-based compensation expense	4.3	6.2	17.4	21.8
Net income attributable to noncontrolling interests	(16.4)	(17.1)	(53.7)	(50.9)
Transaction costs	—	2.3	—	5.6
Adjusted EBITDA	$198.4	$165.4	$594.8	$491.0
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31, 2015
	2016	2015	2016	2015
	In Millions
Total segment Adjusted EBITDA	$224.4	$186.9	$674.0	$557.7	$774.1
General and administrative expenses	(30.3)	(30.6)	(96.6)	(97.3)	(133.3)
Depreciation and amortization	(43.5)	(33.7)	(128.8)	(98.3)	(139.7)
Loss on disposal or impairment of assets	(1.6)	(0.9)	(2.0)	(0.2)	(2.6)
Government, class action, and related settlements	—	—	—	(8.0)	(7.5)
Professional fees - accounting, tax, and legal	—	(0.4)	(1.9)	(2.7)	(3.0)
Loss on early extinguishment of debt	(2.6)	—	(7.4)	(20.0)	(22.4)
Interest expense and amortization of debt discounts and fees	(42.5)	(35.6)	(130.5)	(98.3)	(142.9)
Net income attributable to noncontrolling interests	16.4	17.1	53.7	50.9	69.7
Gain related to SCA equity interest	—	0.6	—	3.2	3.2
Income from continuing operations before income tax expense	$120.3	$103.4	$360.5	$287.0	$395.6

17

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,

	2016	2015	2016	2015	2015	2014
	(In Millions)
Net cash provided by operating activities	$177.6	$163.3	$489.5	$368.2	$484.8	$444.9
Provision for doubtful accounts	(14.8)	(10.7)	(46.7)	(33.2)	(47.2)	(31.6)
Professional fees—accounting, tax, and legal	—	0.4	1.9	2.7	3.0	9.3
Interest expense and amortization of debt discounts and fees	42.5	35.6	130.5	98.3	142.9	109.2
Equity in net income of nonconsolidated affiliates	2.5	2.4	7.3	6.3	8.7	10.7
Net income attributable to noncontrolling interests in continuing operations	(16.4)	(17.1)	(53.7)	(50.9)	(69.7)	(59.7)
Amortization of debt-related items	(3.5)	(4.6)	(10.3)	(10.9)	(14.3)	(12.7)
Distributions from nonconsolidated affiliates	(2.9)	(0.8)	(5.9)	(4.5)	(7.7)	(12.6)
Current portion of income tax expense	4.6	3.5	13.6	10.4	14.8	13.3
Change in assets and liabilities	6.4	(7.8)	61.6	93.3	147.1	90.1
Net premium paid (received) on bond transactions	1.9	(1.8)	5.8	2.0	3.9	4.3
Net cash used in operating activities of discontinued operations	0.1	0.5	0.6	0.8	0.7	1.2
Transaction costs	—	2.3	—	5.6	12.3	9.3
Other	0.4	0.2	0.6	2.9	3.2	1.9
Consolidated Adjusted EBITDA	$198.4	$165.4	$594.8	$491.0	$682.5	$577.6

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2016	2015	2016	2015
	(In Millions)
Net cash provided by operating activities	$177.6	$163.3	$489.5	$368.2
Impact of discontinued operations	0.1	0.5	0.6	0.8
Net cash provided by operating activities of continuing operations	177.7	163.8	490.1	369.0
Capital expenditures for maintenance	(23.9)	(19.5)	(64.5)	(55.9)
Dividends paid on convertible perpetual preferred stock	—	—	—	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(15.9)	(13.4)	(49.5)	(39.7)
Items non-indicative of ongoing operations:
Net premium on bond issuance/repayment	1.9	(1.8)	5.8	2.0
Transaction costs and related assumed liabilities	—	2.5	0.8	21.8
Cash paid for:
Professional fees—accounting, tax, and legal	—	0.4	1.9	3.8
Government, class action, and related settlements	—	—	—	8.0
Adjusted free cash flow	$139.8	$132.0	$384.6	$305.9
For the three months ended September 30, 2016, net cash used in investing activities was $50.7 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended September 30, 2016 was $120.7 million and resulted primarily from the redemption of $76 million of 7.75% Senior Notes due 2022 in September 2016, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended September 30, 2015, net cash used in investing activities was $52.7 million and resulted primarily from capital expenditures, acquisitions of businesses, and the net change in restricted cash offset by proceeds received from the sale of common stock in Surgical Care Affiliates (our former surgery centers division). Net cash provided by financing activities during the three months ended September 30, 2015 was $645.5 million and resulted primarily from the issuance of an additional $350 million of the Company's existing 5.75% Senior Notes due 2024 in August 2015 and the issuance of $350 million of 5.75% Senior Notes due 2025 in September 2015.
For the nine months ended September 30, 2016, net cash used in investing activities was $156.3 million and resulted primarily from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the nine months ended September 30, 2016 was $318.4 million and resulted primarily from net debt payments, including the redemption of $176 million of 7.75% Senior Notes due 2022, cash dividends on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock.
For the nine months ended September 30, 2015, net cash used in investing activities was $179.4 million and resulted primarily from capital expenditures and acquisitions of businesses offset by proceeds received from the sale of common stock in Surgical Care Affiliates. Net cash used in financing activities during the nine months ended September 30, 2015 was $546.1 million and resulted primarily from net debt issuances offset by cash dividends on common stock and distributions paid to noncontrolling interests of consolidated affiliates.

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HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and anticipated acquisitions, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at Encompass, Reliant, or CareSouth; HealthSouth's ability to attract and retain key management personnel, including as a part of executive management succession planning; any adverse effects on HealthSouth's stock price resulting from the integration of Reliant or CareSouth; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of Encompass' systems; the ability to successfully integrate Reliant or CareSouth, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2015 and Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, when filed.

20